NON-QUALIFIED STOCK OPTION AGREEMENT

(THE “AGREEMENT”)

FOR CONSULTANTS OF GENTOR RESOURCES, INC.

UNDER THE 2010 GENTOR RESOURCES

PERFORMANCE AND EQUITY INCENTIVE PLAN

NEITHER THIS OPTION NOR THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION THEREWITH.

Name of Consultant:
Number of Option Shares:
Option Exercise Price:
Grant Date:

GENTOR RESOURCES, INC., a  Florida corporation (the “Company”) hereby grants to the consultant (the “Consultant”) identified above the right (the “Option”) to purchase from the Company up to that number of fully paid and nonassessable shares identified above (the “Option Shares”) of the $0.0001 par value common stock (“Common Stock”) of the Company according to the terms, condition and limitations set forth herein.

1.

Grant of Option Under the Gentor Resources 2010 Performance and Equity Incentive Plan. The Option granted to the Consultant shall be governed by this Agreement and the Gentor Resources 2010 Performance and Equity Incentive Plan (the “Plan”). If a conflict exists between any provision of this Agreement and the Plan, this Agreement shall govern and control.  Capitalized terms used herein without definition shall have the meaning given to them under the Plan.

2.

Grant of Option as a Non-Qualified Stock Option.  The Option granted under this Agreement is a Non-qualified Stock Option as is not intended to qualify as an Incentive Stock Option.

3.

Option Exercise Price. The exercise price (“Exercise Price”) for each share of Common Stock as to which this Option is exercised shall be _____ Dollars (US$_____).

4.

Date of Issuance and Term.  The Option shall be deemed to be issued on the Grant Date as identified above.  Subject to the term of the this Agreement, the Consultant shall have the right to exercise all or any portion of the Option Shares at any time beginning on the Grant Date and ending at 5:00 p.m. Eastern Standard Time on the date that is _____ years after the Grant Date (the “Exercise Period”).

5.

Vesting. Subject to the rights of the Committee under Section 7 of the Plan, no portion of the Option may be exercised by the Consultant  until such portion shall become exercisable according to the vesting schedule (the “Vesting Schedule”) set forth below:

Number of Option Shares	Percentage of the Option	Vesting Date

6.

No Obligation to Exercise.  The grant of the Option imposes no obligation on the Consultant to exercise said Option

7.

Exercise of Option.

(a)

Partial Exercise Permitted. Subject to the terms of this Plan, the Option  may be exercised in whole or in part at any time during the Exercise Period; provided, that no partial exercise of an Option shall be for an aggregate Exercise Price of less than Five Thousand Dollars (US$_____).  The partial exercise of the Option shall not cause the expiration, termination or cancellation of the remaining portion thereof, and if this Option is not exercised in full, the Consultant shall be entitled to receive a new Option (containing terms identical to this Option) representing any unexercised portion of this Option.

(b)

Manner of Exercise.  During the Exercise Period, this Option may be exercised as to all or any lesser number Option Shares upon surrender of this Option by delivering written notice (a “Notice of Exercise”) to the Company in the manner set forth in the Plan; provided, however, the Notice of Exercise must be accompanied by a duly completed and executed exercise form attached hereto as Exhibit “A” (the “Exercise Form”) together with the full payment of the Exercise Price for each share of Common Stock as to which this Option is exercised and the payment of all applicable withholding taxes.  The surrender of the this Option, along with the Exercise Form and payment of the Exercise Price and applicable withholding taxes shall hereinafter be referred to as the “Exercise of this Option.”

(c)

Date of Exercise.  Provided that Notice of Exercise is properly completed and submitted to the Company in a timely manner, the “Date of Exercise” of the Option shall be defined as the date identified in the Notice of Exercise as the date of the proposed exercise. Notwithstanding the foregoing, the Date of Exercise shall in no event be after the expiration of the Exercise Period.

(d)

Issuance of Stock Certificates. Certificates for shares of Common Stock purchased upon the exercise of the Option shall be issued in the name of the Consultant and delivered to the Consultant as soon as practicable following the Date of Exercise.

(e)

Cancellation of Option.  This  Option shall be cancelled upon the Exercise of this Option, and, as soon as practical after the Date of Exercise, the Consultant shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this  Option, and if this Option is not exercised in full, the Consultant shall be entitled to receive a new Option (containing terms identical to this Option) representing any unexercised portion of this Option in addition to such Common Stock.

(f)

Holder of Record.  Each person in whose name any Option for shares of Common Stock is issued shall, for all purposes, be deemed to  be the holder of record of such shares on the Date of Exercise of this Option, irrespective of the date of delivery of the  Common Stock purchased upon the Exercise of this Option.

8.

Rights as a Shareholder. Consultant shall not have any rights as a shareholder with respect to any shares of Common Stock covered by the Option until such time  as  the Consultant has exercised the Option according to the procedures set forth in this Agreement.  Except as otherwise expressly provided in the Plan, no adjustment for the Option shall be made for dividends or similar rights for which the record date occurs prior to the date such stock certificate is issued.

9.

No Special Engagement Rights.  Nothing contained in the Plan or this Agreement shall confer upon the Consultant any right with respect to the continuation of such Consultant's engagement by the Company or interfere in any way with the right of  the Company, subject to the terms of any separate consulting agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Consultant from the rate in existence at the time of the grant of the Option.

10.

Restricted Securities.  Neither the Option or the Common Stock underlying the Option have be registered under the Act and/or applicable state securities laws and/or the securities laws of any foreign jurisdiction (collectively, the “Securities Laws”) and are deemed to be “Restricted Securities” as such term is defined by Rule 144 under the 1933 Securities Act, as amended from time to time (the “Act”).

11.

No Registration Rights. The Company shall be under no obligation to effect the registration pursuant to the Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.

12.

Lock-Up Agreement.  TheConsultant agrees that in connection with any public offering of Common Stock, upon request of the Company or the  principal underwriter (if any) managing such public offering, the Option and the shares of Common Stock underlying the Option may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for one hundred eighty (180) days after the effectiveness of any such registration statement filed in connection with such  offering, or such longer period of time as the Committee may determine if all of the directors and officers  of the  Company agree to be similarly bound.  The lock-up agreement established pursuant to this paragraph shall have a perpetual duration.

13.

No Third Party Beneficiaries.  Nothing in this Agreement shall be construed to confer upon any person other than the Company and theConsultant any legal or equitable right, remedy or claim under this Agreement.

14.

Applicable Law.  The Option is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Florida, without giving effect to conflict of law provisions thereof.

15.

Loss of Option.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date.

16.

Notices or Demands.  Notices or demands pursuant to this Agreement to be given or made by Consultant to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid and/or recognized international courier service (with tracking and signature verification services), and addressed, until another address is designated in writing by the Company, to the Attention:  Gentor Resources, Inc., First Canadian Place, Suite 7070, 100 King Street West Toronto,  Ontario M5X 1E3, Canada; Telephone No. 416-366-2221. Notices or demands pursuant to this Option to be given or made by the Company to or on Consultant shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid and/or recognized international courier service (with tracking and signature verification services), and addressed, to the address of the Consultant set forth in the Company's records, until another address is designated in writing by the Consultant.

17.

Data Privacy Consent.

(a)

The Consultant hereby consents to the collection, use and transfer, in electronic form or otherwise, of the Consultant’s personal data (“Personal Data”) for the exclusive purpose of implementing, administering and managing the Consultant’s participation in the Plan.

(b)

The Consultant acknowledges that the Consultant's Personal Data may be transferred to third parties (each a “Third Party Administrator”) who may assist the Company in connection with the implementation, administration and/or  management of the Plan, and as such, the Consultant authorizes any such Third Party Administrator to receive, possess, use, retain and/or transfer the Consultant’s Personal Data, in electronic or otherwise, for the purposes of implementing, administering and managing the Consultant’s  participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Consultant may elect to deposit any shares of Common Stock acquired upon exercise of the Option.

(c)

The Consultant understands and agrees that withdraw of the consent provided herein may affect the Consultant’s ability to participate in the Plan.

18.

No  Representations and Warranties Regarding Tax Consequences.  Any grant by the Company pursuant hereto is undertaken by the Company without any consideration being given to the potential tax (United States of America and/or any other applicable jurisdiction) affect upon the Consultant as a result of the receipt or exercise of the Option or the Consultant’s subsequent sale or other disposition of Common Stock acquired by the exercise of the Option.

19.

Limitation of Liability.  In no event shall the Company be liable to the Consultant or any other person as a consequence of, in connection with, incident to, resulting from or arising from (i) the non-issuance or sale of any Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any such Shares hereunder; and/or (ii) any tax consequence expected, but not realized, by the Consultant or any other person due to the receipt, exercise or settlement of any Option or other Award granted under this Agreement and/or the Plan.

20.

Potential Forfeiture.  Any grant by the Company hereunder is subject to forfeiture pursuant to the terms and conditions of the Plan.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the _____ day of _____, 20_____.

Gentor Resources, Inc., a Florida corporation

By: ___________________________________

Peter Ruxton, President

*Consultant:

________________________________

Print Name:

*As evidence by the signature of the Consultant above, the foregoing Agreement is hereby accepted by the Consultant and the terms and conditions thereof are hereby agreed to by the Consultant.

EXHIBIT A

EXERCISE FORM FOR OPTION

TO:

Gentor Resources, Inc.

The undersigned hereby irrevocably exercises the right to purchase _____ of the shares of Common Stock (the “Common Stock”) of Gentor Resources, Inc., a Florida corporation (the “Company”), evidenced by the attached option (the “Option”), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Option.

Dated: _____

Consultant:

_______________________________________

Print name:

Address:

NOTICE

The signature to this Exercise Form must correspond to the name as written upon the face of the attached Option in every particular, without alteration or enlargement or any change whatsoever.